Exhibit 5.1

                     Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                           New York, New York 10022

                                        February 27, 1996

          Board of Directors
          Hexcel Corporation
          5794 West Las Positas Boulevard
          Pleasanton, California 94588

                         Re:  Hexcel Corporation
                              Registration Statement on Form S-8

          Ladies and Gentlemen:

                    We have acted as special counsel to Hexcel
          Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement (the "Registration Statement") on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof for the registration of 3,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are issuable pursuant to the Hexcel Corporation Incentive Stock Plan (the "Plan").

                    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Securities Act.

                    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently in effect; (iv) certain resolutions of the Company's Board of Directors relating to the Plan, the issuance of the Shares pursuant to the Plan and the Registration Statement; (v) the report of the Inspector of Election delivered in connection with the Company's February 21, 1996 Annual Meeting of Stockholders; and
          (vi) the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                    Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

                    Based upon the foregoing, we are of the opinion that when (i) certificates representing the Shares have been duly signed by appropriate officers of the Company and the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and
          (ii) the Shares have been issued pursuant to and in accordance with the terms of the Plan and upon receipt of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM